Exhibit 3.3 A blackline document showing the sections of Bylaws of Simpson Manufacturing Co., Inc. amended on October 19, 2016

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Article II

Stockholders

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Section 5. Advance Notice of Stockholder Business and ~~Stockholder Nominees~~ Nomination of Directors by Stockholders.

(A) Notice of Business (other than Director Nominations). At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business, other than the nomination of persons for election to the Board of Directors of the Corporation, must be (~~1~~x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (~~2~~y) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (~~3~~z) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of giving a notice required by this Section 5(A), who shall be entitled to vote at such meeting and who complies with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as heretofore or hereafter amended, or any successor statute, rule or regulation, and the notice procedures set forth in this Section 5(A), and this clause (~~3~~z) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than seventy-five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty-five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2) the name and address of the stockholder proposing such business and any Stockholder Associated Person (defined below);

(3) (a) the class and number of shares of the Corporation that are held of record or beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities and (b) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; ~~and~~

(4) any material interest of the stockholder or any Stockholder Associated Person in such business~~.~~ and

(5) a representation that the stockholder giving notice (or a Qualified Representative of the stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For purposes of this Section 5, to be considered a Qualified Representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered

Exhibit 3.3                                            Page 1

by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5(A). The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5(A), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of this Section 5, “Stockholder Associated Person” with respect to any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) of shares of stock or other securities of the Corporation owned of record or beneficially by such stockholder, whether or not having any voting rights, and (3) any affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as heretofore or hereafter amended, or any successor rule) of such stockholder or any of such stockholder’s Stockholder Associated Persons.

(B) Nomination of Directors. Only persons who are nominated in accordance with the procedures and in compliance with the requirements set forth in this Section 5(B) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (~~1~~x) by or at the direction of the Board of Directors or (~~2~~y) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 5(B), who shall be entitled to vote for the election of directors at the meeting and who complies with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as heretofore or hereafter amended, or any successor statute, rule or regulation, and the notice procedures and the nominee-qualification, appearance and other requirements set forth in this Section 5(B), and this clause (~~2~~y) shall be the exclusive means for a stockholder to nominate any person for election as a director before or at an annual meeting of stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth:

(~~5~~1) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(a) the name, age, business address and residence address of such person;

(b) the principal occupation or employment of such person;

(c) the class and number of shares of the Corporation that are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such person;

(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor regulation (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(e) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any other provision of Regulation S-K, as heretofore or hereafter amended, or any successor regulation, if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Regulation S-K and the nominee were a director or executive officer of such registrant; and

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(~~6~~2) as to the stockholder giving the notice:

(a) the name and address of such stockholder and any Stockholder Associated Person; and

(b) (i) the class and number of shares of the Corporation that are held of record or are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person and (ii) any derivative positions held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to any of the Corporation’s securities.

To be eligible to be a nominee for election or reelection as a director of the Corporation, each person whom a stockholder proposes to nominate for election as director must have previously delivered (in accordance with the time periods prescribed for delivery of notice under this Section 5(B)) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) genuinely intends to serve, once elected, as a director of the Corporation for the entire term for which he or she is standing for election, (ii) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a director that has not been disclosed to the Corporation and (iv) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, compensation recovery, stock ownership, and hedging, pledging and trading policies and guidelines of the Corporation.

Notwithstanding the foregoing provisions of this Section 5(B), if the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered (unless otherwise required by law to be considered), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures and in compliance with the requirements set forth in this Section 5(B). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(C) Obligation to Update and Providing Notice through Annual Proxy Statement. A stockholder providing notice of business or director nominees proposed to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than ten days after the record date for determining the stockholders entitled to receive notice of such meeting. The foregoing notice requirements of this Section 5 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (as heretofore or hereafter amended, or any successor statute, rule or regulation) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

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Exhibit 3.3                                            Page 3

ARTICLE IX

Indemnification of Agents

The Corporation shall indemnify each Corporate Servant (as hereinafter defined) to the maximum extent that the Corporation is permitted or empowered to do so under Section 145 of the Delaware General Corporation Law. In addition, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or a domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and the Corporation shall hold such director or officer harmless, from and against any and all claims, liabilities, damages and expenses suffered or incurred by such director or officer as a result of or in connection with any act or omission or transaction of such director or officer in his or her capacity as such director or officer; provided that no such director or officer shall be indemnified by the Corporation for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to the Delaware General Corporation Law, or for any acts, omissions or transactions for which indemnity is expressly prohibited thereby.

Notwithstanding the foregoing, the Corporation shall not indemnify any Corporate Servant against, or reimburse any Corporate Servant for, any compensation recovery made pursuant to the Corporation’s Compensation Recovery Policy then in effect or any comparable or successor policy of the Corporation.

As used in this Article IX, “Corporate Servant” shall mean any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan.

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